As filed with the Securities and Exchange Commission on May 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-0000000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5

San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Omnibus Equity Incentive Plan

(Full title of the plan)

James J. Cowie, Esq.

Senior Vice President, General Counsel and Secretary

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

(Name and address of agent for service)

(408) 943-1234

(Telephone number, including area code, of agent for service)

Copy to:

Martin A. Wellington, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	7,500,000	$18.99	$142,425,000	$16,549.79

(1)	This Registration Statement on Form S-8 shall also cover any additional shares of Registrant’s common stock that become issuable under the Omnibus Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. common stock.
(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of common stock of the Registrant on May 12, 2015 as reported on the NASDAQ Global Select Market.

NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), relating to 7,500,000 shares of its common stock, par value $0.01 per share, issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s Omnibus Equity Incentive Plan (the “Omnibus Plan”), which amended and restated in its entirety the Registrant’s Amended and Restated 1987 Stock Incentive Plan (the “1987 Plan”) and consolidated the Registrant’s Amended and Restated 2000 Equity Incentive Plan into the 1987 Plan. On May 7, 2014, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (Registration File No. 333-195771), relating to shares of common stock issuable to eligible employees and consultants of the Registrant and its affiliates under the Omnibus Plan, and on May 17, 1990, September 30, 1991, June 4, 1992, May 31, 1994, August 7, 1998, July 31, 2007 and May 13, 2011, the Registrant filed with the SEC Registration Statements on Form S-8 (Registration No. 33-34910, No. 33-43025, No. 33-48371, No. 33-53913, No. 333-61029, No. 333-144972 and No. 333-174201, respectively) relating to shares of common stock issuable to eligible employees and consultants of the Registrant under the 1987 Plan (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Exhibit

4.01	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 12, 2006 incorporated by reference pursuant to Item 3(d).

5.01	Opinion and Consent of Davis Polk & Wardwell LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.01	Registrant’s Omnibus Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 18th day of May, 2015.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Lip-Bu Tan
Lip-Bu Tan
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2015
Lip-Bu Tan

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2015

/s/ Dr. John B. Shoven	Chairman of the Board of Directors	May 18, 2015
Dr. John B. Shoven

/s/ Mark W. Adams	Director	May 18, 2015
Mark W. Adams

/s/ Susan L. Bostrom	Director	May 18, 2015
Susan L. Bostrom

/s/ Dr. James D. Plummer	Director	May 18, 2015
Dr. James D. Plummer

/s/ Dr. Alberto Sangiovanni-Vincentelli	Director	May 18, 2015
Dr. Alberto Sangiovanni-Vincentelli

/s/ George M. Scalise	Director	May 18, 2015
George M. Scalise

/s/ Roger S. Siboni	Director	May 18, 2015
Roger S. Siboni

/s/ Young K. Sohn	Director	May 18, 2015
Young K. Sohn

EXHIBIT INDEX

Exhibit Number	Exhibit

4.01	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 12, 2006 incorporated by reference pursuant to Item 3(d).

5.01	Opinion and Consent of Davis Polk & Wardwell LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.01	Registrant’s Omnibus Equity Incentive Plan.